EXHIBIT 21
                     SUBSIDIARIES OF MACDERMID, INCORPORATED
MacDermid's  principal,  wholly-owned,  subsidiaries  are  as  follows:



                                           Jurisdiction of Incorporation
                                           -----------------------------
Dynacircuits LLC                           Illinois

Ferwell SRL                                Italy

Jager Juene, S.A.                          France

MacDermid Asia, Ltd                        Hong Kong

MacDermid Benelux BV                       Holland

MacDermid Canning Ltd                      Texas

MacDermid Canning, plc                     United Kingdom

MacDermid Chemicals, Inc.                  Canada

MacDermid Colorspan, Inc.                  Delaware

MacDermid Equipment, Inc.                  Connecticut

MacDermid Equipment Asia Ltd               Taiwan

MacDermid Equipment GmbH                   Germany

MacDermid Espanola, S.A.                   Spain

MacDermid France, S.A.                     France

MacDermid GmbH                             Germany

MacDermid GmbH Canning                     Germany

MacDermid Graphic Arts, Inc.               Delaware

MacDermid Hong Kong, Ltd.                  Hong Kong

MacDermid Imaging Technology Asia          Hong Kong

MacDermid Imaging Technology Europe BV     Holland

MacDermid Italiana SRL                     Italy

MacDermid New Zealand, Ltd.                New Zealand

MacDermid Scandinavia                      Sweden

MacDermid S.A. (Pty.) Ltd.                 South Africa

MacDermid Singapore, Pte. Ltd.             Singapore

MacDermid Suisse, S.A.                     Switzerland

MacDermid Taiwan, Ltd.                     Taiwan

Napp Systems Inc.                          California

Nippon MacDermid Co., Ltd                  Japan

PTI Productos Technicos Para Impessao Ltd  Brazil

Rollin, S.A.                               France


In addition, the Corporation has several non-operating subsidiaries, which, in the aggregate, are not significant.